December 16, 1999

                                WARRANT AGREEMENT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS (i) AN EFFECTIVE
REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES).

                               IMMUNOMEDICS, INC.

                WARRANT TO PURCHASE 75,000 SHARES OF COMMON STOCK

         IMMUNOMEDICS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, Sutro & Co. Incorporated ("Sutro"), a _________ corporation, or its registered transferees, successors or assigns (each, a "holder"), is the registered holder of warrants (the "Warrants") to subscribe for and purchase SEVENTY-FIVE THOUSAND (75,000) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Warrant Shares") of the Company, at a purchase price per share equal to SIX DOLLARS AND FIFTY CENTS ($6.50) (such price, as adjusted pursuant to Section 4 hereof, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.01 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, and (b) the term "Date of Grant" shall mean December 16, 1999. The term "Warrant" as used herein shall be deemed to include any warrant issued upon transfer or partial exercise of this Warrant, unless the context clearly requires otherwise. This Warrant is being issued pursuant to that certain Letter Engagement Agreement (the "Agreement") of even date herewith between the Company and Sutro.

         1.       Term.

         The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through and including the close of business on December 16, 2004 (the "Expiration Date");
provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b) below shall apply.

         2.       Exercise.

                  a.       Method of Exercise; Payment; Issuance of New Warrant.

                  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and, except as otherwise provided for herein, by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised if exercised prior to the close of business on such date; otherwise, the date of record shall be the next business day. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible after such exercise and, unless this Warrant has been fully exercised (including without limitation, exercise pursuant to Section 2(b) below), a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible.

                  b. Automatic Exercise. In the event that any portion of this Warrant remains unexercised as of the Expiration Date and the fair market value (determined in accordance with Section 4(i) below) of one share of Common Stock as of the Expiration Date is greater than the applicable Warrant Price as of the Expiration Date, then this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a business day, the immediately preceding business day) (the "Automatic Exercise Date") in accordance with Section 2(c) below, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this
Section 2(b) and without any action by the holder of this Warrant or any other person, upon the payment to the Company of the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased shall be deemed to be made pursuant to the terms of Section 2(c) below (without payment by the holder of any exercise price or any cash or other consideration). As promptly as practicable on or after the Automatic Exercise Date but in no event prior to the date on which this Warrant is surrendered to the Company at the principal office of the Company, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise, in accordance with Section 2(c).

                  c. Cashless Right to Convert Warrant into Common Stock; Net Issuance.

                           (1)      Right to Convert.

                  In addition to and without limiting the rights of the holder hereof under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 2(c) at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 2(c)(2) hereof), which value shall be equal to (A) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one (1) share of Common Stock on the Conversion Date. Expressed as a formula, such conversion shall be computed as follows:

X  =  A - B
      -----
        Y
Where:            X = the number of shares of Common Stock that may be issued to the holder

Y = the fair  market  value  ("FMV")  of one (1) share of  Common  Stock
A = the aggregate FMV (i.e., FMV x Converted  Warrant Shares)
B = the aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant Price)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

                           (2)      Method of Exercise.

     The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 2(c)(1) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion

Date and shall be delivered to the holder as soon as possible following the Conversion Date.

                           (3)      Determination of Fair Market Value.

                  d. For purposes of Section 2(c), "fair market value" of a share of Common Stock shall have the meaning set forth in Section 4(i) below.

         3.       Stock Fully Paid; Reservation of Shares.

         All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges, and statutory pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant, provided that such Warrant Shares are issued in the name of the holder of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4.       Adjustment of Warrant Price and Number of Shares.

         The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  a.       Intentionally omitted.

                  b.       Merger, Sale, Reclassification.

                  In case of any (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company's assets or distribution of property to stockholders (other than distributions payable out of earnings or retained earnings), or (iii) reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), then the Company shall take all necessary actions (including but not limited to executing and delivering to the holder of this Warrant an additional Warrant or other instrument, in form and substance acceptable to the holder of this Warrant such acceptance not to be unreasonably withheld) to ensure that the holder of this Warrant shall thereafter have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such consolidation, merger, sale or other disposition, reclassification, change or conversion by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly apply to successive reclassifications, changes and conversions.

                  c.       Subdivision or Combination of Shares.

                  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

                  d.       Stock Dividends and Other Distributions.

                  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Section 4(b) or Section 4(c) hereof) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(i) the numerator of which shall be the total number of Fully Diluted Shares outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of Fully Diluted Shares outstanding immediately after such dividend or distribution.

                  e.       Rights Offerings.

                  In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants generally to the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the fair market value per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such fair market value on such record date (or issuance date, as the case may be) and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case such subscription price may be paid in part or in whole in a form other than cash, the fair market value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

                  f.       Other Special Distributions.

                  In case the Company shall fix a record date for the making of a distribution (other than dividends, distributions or issuances referred to in Section 4(c), Section 4(d) or Section 4(e) above, and other than cash dividends) to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidences of indebtedness, assets or subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company, the Warrant Price to be in effect on and after such record date shall be adjusted by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the fair market value per share of Common Stock on such record date (determined in accordance with Section 4(i) below), less the fair market value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one (1) share of the Common Stock outstanding as of such record date, provided, that in the event the Board of Directors is unable to make such a determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation under
Section 4(i) below, and (ii) the denominator of which shall be the fair market value per share of Common Stock as determined in the manner set forth under
Section 4(i) below. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.

                  g.        Other Issuances of Securities.

                  Shares outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

                  h.       Adjustment of Number of Shares.

                  Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

                  i.       Determination of Fair Market Value.

                  For purposes of those provisions of this Warrant requiring a determination in accordance with this Section 4(i), "fair market value" as of a particular date (the "Determination Date") shall mean (i) for any security if such security is traded on a national securities exchange (an "Exchange"), the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices of the security on each of the last five (5) trading days prior to the Determination Date reported on such Exchange, (ii) for any security that is not traded on an Exchange but which is quoted on the Nasdaq Stock Market ("NASDAQ"), the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices reported on NASDAQ on each of the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation, for a total of five trading days) prior to the Determination Date, or (iii) for any security or any other asset, if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), the Company shall select an investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding, to the extent of the issuance or distribution to which such Valuation applies. If the Board of Directors of the Company was unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. For purposes of this Section 4(i), the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value of any asset pursuant to clause (iii) above in this paragraph.

         5.       Notice of Adjustments.

         Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed (without regard to Section 11 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

         6.       Fractional Shares.

         No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(i) above) of a share of Common Stock on the date of exercise.

         7. Compliance with Securities Act; Disposition of Warrant or Warrant Shares.

                  a.       Compliance with Securities Act.

                  The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof, are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form: "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, or (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES)"

                  In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

     (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for resale in connection with any "distribution" thereof for purposes of the Act.

     (2) The holder understands that this Warrant and the Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption maybe unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

     (3) The holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

     (4) The holder is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (5) The holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

     (6) The holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                  b. Disposition of Warrant or Warrant Shares. This Warrant and the Warrant Shares may be detached and transferred, in whole or in part, separately from the Agreement.

                  With respect to any offer,  sale or other  disposition of this
Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the
Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. The foregoing notwithstanding, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions.

         8.       Rights as Stockholders; Information.

         No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

         9.       Registration Rights

         9.1      Demand Registration Rights

                  a. The Company covenants and agrees that at any time after receipt of a written request (a "Demand Registration Request") from holder(s) of Warrants and/or Warrant Shares (collectively, the "Securityholders") holding at least twenty-five percent (25%) of the Registrable Securities not already sold pursuant to this Section 9 or Rule 144 under the Act, stating that such Securityholders desire and intend to have the Company register all or a portion of the Warrant Shares then outstanding or issuable pursuant to unexercised Warrants (the "Registrable Securities") for sale, then the Company shall: (i) promptly deliver written notice (the "Registration Notice") to all other Securityholders of the Company's receipt of such registration request; (ii) file with the SEC, within forty-five (45) days of delivery of the Registration Notice, a registration statement on Form S-3, or any successor form of registration to such form, or, if the Company is ineligible therefore, Form S-1, or any successor form of registration to such form, for an offering to be made covering all of the Registrable Securities; (iii) use its best efforts to cause such registration statement to be declared effective within ninety (90) days of delivery of the Registration Notice; and (iv) use its best efforts to cause such registration statement to become effective under the Act and remain effective for six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such six (6)-month period; provided, however, that the Company shall be obligated to effect only one such registration pursuant to this Section
9.1. For purposes of this Section 9.1(a), a registration shall not be deemed to have been effected unless a registration statement including at least eighty-five percent (85%) of the Registrable Shares requested to be included therein has been declared effective and, subject to Section 9.3(b) hereof, remained effective for a period of six (6) months (or such shorter period as is permitted in clause (iv) of the first sentence of this Section 9.1(a)).

                  b. The foregoing Section 9.1(a) notwithstanding, in the event of an underwritten offering pursuant to this Section 9.1, if the managing underwriter of such offering shall advise the Securityholders in writing that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in the registration shall be reduced in the following order: (i) first, securities proposed to be included by the Company and securities that are not Registrable Securities shall be excluded as determined by the Company and (ii) second, Registrable Securities will be excluded pro rata among all of the Registrable Securities requested to be included therein. For purposes of this Section 9.1, the Securityholders who have requested registration of Common Stock to be acquired upon the exercise of Warrants not theretofore exercised shall furnish the Company with an undertaking that they or the underwriters or other persons to whom such Warrants will be transferred have undertaken to exercise such Warrants and to sell, transfer or otherwise dispose of the Shares received upon exercise of such Warrants in such registration.

         9.2      Incidental Registration

                  a. Subject to Section 9.2(b) below, the Company covenants and agrees that in the event the Company proposes after the Date of Grant to file a registration statement under the Act with respect to any of its equity securities (other than pursuant to registration statements on Form S-4 or Form S-8 or any successor or similar forms and other than registrations pursuant to
Section 9.1 hereof), whether or not for its own account, then the Company shall give written notice of such proposed filing to all Securityholders promptly (and in any event at least twenty (20) days before the anticipated filing date). Such notice shall offer to such Securityholders, together with others who have similar rights, the opportunity to include in such registration statement such number of Registrable Securities as they may request (other than Registrable Securities already registered pursuant to a Shelf Registration Statement). The Company shall direct and use its reasonable best efforts to cause the managing underwriter of a proposed underwritten offering (unless the offering is an underwritten offering of a class of the Company's equity securities other than Common Stock and the managing underwriter has advised the Company in writing that, in its opinion, the inclusion in such offering of Common Stock would materially adversely affect the distribution of such offering) to permit the holders of Registrable Securities requested to be included in the registration to include such Registrable Securities in the proposed offering and the Company shall use its reasonable best efforts to include such Registrable Securities in such proposed offering on the same terms and conditions as any similar securities of the Company included therein. If the offering of which the Company gives notice is a public offering involving an underwriter, the right of a Securityholder to registration pursuant to this Section 9.2 shall be conditioned upon (i) such Securityholder's participation in such underwriting and the inclusion of the Registrable Securities to be sold by such Securityholder in the underwriting and (ii) such Securityholder executing an underwriting agreement entered into by the Company which includes customary terms and conditions relating to sales by shareholders. The foregoing notwithstanding, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, other than a registration requested by Securityholders pursuant to
Section 9.1, if any such managing underwriter of recognized standing shall advise the Company and the Securityholders in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in a registration which is a primary underwritten offering on behalf of the Company shall be reduced in the following order: (i) first, Registrable Securities and such other securities requested to be included by holders of such other securities shall be excluded pro rata and
(ii) second the securities the Company proposes to include therein shall be excluded.

                  b. In the event  that a holder  or  holders  of the  Company's securities (other than a Securityholder or Securityholders) requests, pursuant to rights granted to such holder or holders, that the Company file a registration statement for the public offering of securities and the Company and the other holders of the Company's securities (including the Securityholders) who have rights to be included in such registration, request to be included in such registration and the managing underwriter of such offering shall advise the Company and the holders requesting inclusion in the offering that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution then, the securities to be included in the registration shall be reduced in the following order: (i) first, any securities requested to be included therein by the holders of such other securities in such a manner as determined by the Company, (ii) second Registrable Securities shall be excluded pro rata, (iii) securities proposed to be included by the Company shall be excluded and, (iv) fourth, securities requested to be included therein by the holder or holders making the initial request for the registration. For purposes of this Section 9.2(b), the Company agrees to request for inclusion in the registration only that number of securities that the Company intends, in good faith, to sell, if all such securities so requested by the Company were permitted to be included by the managing underwriter in such registration and sold pursuant thereto.

         9.3      Company's Obligations

                  a. In connection with the registration of Registrable Securities on behalf of the holders thereof (such Securityholders being referred to herein as "Sellers") in accordance with Section 9.1 or Section 9.2 above, and in addition to its other obligations under this Section 9, the Company agrees to:

                           (i)      with  respect to any  registration  pursuant
to Section 9.1(a) or Section 9.1(b), prepare and file with the SEC a registration statement on the form specified in such section, with respect to the Registrable Securities to be registered pursuant to such section, and to use its best efforts to cause such registration statement to become and remain effective as provided in such section;

                           (ii)  enter  into  a  cross-indemnity  agreement,  in
customary form, with each underwriter, if any, and each Seller;

                           (iii)    subject  to the  provisions  of Section  9.1
and Section 9.2 regarding reductions in Registrable Securities to be included in a registration, include in the registration statement filed with the SEC, the Registrable Securities for which requests for registration have been made (or, in the case of a registration under Section 9.1(a), all such Registrable Securities), promptly after filing of such a registration statement or prospectus or any amendments or supplements thereto, furnish to each Seller copies of all such documents filed including, if requested, documents incorporated by reference in the registration statement, and notify each Seller of any stop order issued or threatened by the SEC and use its best efforts to prevent the entry of such stop order or to remove it if entered;

                           (iv) subject to Section 9.3(b), prepare and file with
the SEC such amendments of and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective with respect to a registration statement under

Section 9.1 or Section 9.2, for a period of six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such period and to otherwise comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Sellers set forth in such registration statement;

                           (v) furnish to each Seller and each  underwriter,  if
any, without charge, such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities proposed to be sold by such Seller;

                           (vi) use its  reasonable  best efforts to register or
qualify such Registrable Securities under such other securities or Blue Sky laws of such jurisdictions as any Seller or any such underwriter reasonably requests in writing and keep such registrations or qualifications in effect for so long as such registration statement remains in effect and do any and all acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection 9.3(a)(vi), or (B) consent to general service of process in any such jurisdiction;

                           (vii)  notify  each  Seller,   at  any  time  when  a
prospectus relating to such Seller's Registrable Securities is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (viii) cause all such  Registrable  Securities  to be
listed on any Exchange or NASDAQ on which similar securities issued by the Company are then listed;

                           (ix) provide a transfer  agent,  registrar  and CUSIP
number for all such Registrable Securities not later than the effective date of such registration statement;

                           (x) enter into such customary  agreements  (including
an underwriting agreement in customary form) and take all such other actions that the Sellers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                           (xi) make available for inspection by the Sellers and
their counsel, any underwriter participating in any disposition pursuant to such registration statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter or counsel in connection with such registration statement;

                           (xii) with respect to any underwritten  offering, use
its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Sellers or any underwriter may reasonably request;

                           (xiii)  with  respect  to an  underwritten  offering,
obtain an opinion of counsel to the Company, addressed to the Sellers and any underwriter, in customary form and including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the Sellers or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to each Seller; and

                           (xiv)  otherwise  use its best efforts to comply with
all applicable rules and regulations of the SEC, and make available to its Securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months subsequent to the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                  b. Any other provisions of this Section 9 notwithstanding, upon receipt by the Securityholders of a written notice signed by the chief executive officer or chief financial officer of the Company to the effect set forth below, the Company shall not be obligated during a reasonable period of time (not to exceed ninety (90) days) thereafter (i) to effect any registrations pursuant to this Section 9 or (ii) with respect to an effective Shelf Registration Statement, may suspend the effectiveness of such registration statement, at any time at which, in the Company's reasonable judgment, (i) there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed or (ii) sales pursuant to the registration statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party. In the event a registration is postponed in accordance with this
Section 9.3(b), (x) the Company must (unless otherwise instructed by those holders who requested such registration) file the requested registration within nine (9) months from the date the Company first received the request of the holders, (y) the Company may not defer the filing of a requested registration or suspend the effectiveness of a Shelf Registration Statement pursuant to this
Section 9.3(b) more than once in any eighteen (18)-month period, and (z) there shall be added to any period during which the Company is obligated to keep a registration effective the number of days for which the registration was postponed pursuant to this Section 9.3(b).

                  c. The Company may require that each Seller, as a condition to registering his, her or its Registrable Securities pursuant hereto, furnish the Company with such information regarding the distribution of the Registrable Securities proposed to be sold by such Seller as the Company may from time to time reasonably request in writing.

                  d. Each Seller agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 9.3(a)(vii) above, such Seller shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Seller's receipt of copies of the supplemented or amended prospectus contemplated by Section 9.3(a)(vii) above and, if so directed by the Company, such Seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies in such Seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 9.3(a)(iv) above shall be extended by the number of days during the period from and including the date of giving of such notice to and including the date when each Seller shall have received the copies of the supplemented or amended prospectus contemplated by Section 9.3(a)(vii) above.

                  e. The Company shall not file or permit the filing of any registration or comparable statement which refers to any Seller by name or otherwise as the Seller of any securities of the Company unless such reference to such Seller is agreed to by the Seller or is specifically required by the Act or any similar federal statute then in force.

         9.4 Fees and Expenses. All expenses incident to the Company's performance of or compliance with this Warrant shall be borne by the Company, including without limitation all registration and filing fees, fees and expenses relating to filings with any Exchange and/or NASDAQ, fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any Seller or underwriter pursuant to Section 9.3(a)(vi) (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one (1) counsel for the Sellers (selected by those Sellers owning a majority of the Registrable Securities), fees and expenses of independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), fees and expenses of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable directly to the securities being registered, which discounts, commissions or fees with respect to any Seller's respective shares shall be paid by such Seller), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance (if the Company determines to obtain such insurance), the fees and expenses incurred in connection with the listing of the securities to be registered on any Exchange and/or NASDAQ on which such securities issued by the Company are then listed, the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration, and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses").

         9.5 Participation. In connection with the preparation and filing of each registration statement under the Act pursuant to this Section 9, the Company shall give the Sellers under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act.

         9.6      Indemnification

                  a. In the event of any  registration  of any securities of the
Company under the Act, the Company shall, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 9.1 or Section 9.2 above, the Seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls such Seller or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which such Seller or any such director or officer or employee or agent or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such Seller and each such director, officer, employee, agent, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened in respect thereof), or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company by such Seller for the express purpose of use in the preparation thereof and, provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof), or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.

                  b. In the event that the Company includes any Registrable Securities of a prospective Seller in any registration statement filed pursuant to Section 9.1 or Section 9.2 above, such prospective Seller shall, and hereby does, indemnify and hold harmless the Company, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls the Company or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which the Company or any such director or officer or employee or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospective Seller shall reimburse the Company and any such director, officer, employee, agent, underwriter or controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.

                  c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

                  d. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 9.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 9.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnified party may assume the defense of such claim, jointly with any other indemnified party that reasonably determines such conflict of interest to exist, and the indemnifying party shall be liable to such indemnified parties for the reasonable legal fees and expenses of one counsel for all such indemnified parties and for other expenses reasonably incurred in connection with the defense thereof incurred by the indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                  e. Indemnification and contribution similar to that specified in this Section 9.6 (with appropriate modifications) shall be given by the Company and each Seller with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority, other than the Act.

                  f. The indemnification required by this Section 9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  g. If the indemnification provided for in this Section 9.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.6(g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 9.6(g). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         9.7      Assignment of Rights; Termination.

         The rights granted under this Section 9 may be assigned to the transferee of any of the Registrable Securities and will terminate on the five
(5) year anniversary of the Expiration Date.
10.  Representations and Warranties.

                  The Company represents and warrants to the holder of this Warrant as follows:

                  a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

                  b. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

                  c. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the Date of Grant (as so amended, the "Charter"), a true and complete copy of which has been delivered to the original holder of this Warrant;

                  d. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;

                  e. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;

                  f. Intentionally omitted.

                  g. Intentionally omitted.

                  h. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

         10.      Modification and Waiver.

         This  Warrant  and  any  provision  hereof  may  be  changed,   waived,
discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         11.      Notices.

         Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to a number provided to a party specifically for such purposes, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth herein.

         12.      Binding Effect on Successors.

         This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

         13.      Lost Warrants or Stock Certificates.

         The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         14.      Descriptive Headings.

         The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         15. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

         16. Survival of Representations, Warranties and Agreements. Each of the respective representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of any rights hereunder. Each of the respective agreements of each of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative. Without limiting the generality of the foregoing sentence, the registration rights contained in Section 9 above shall survive the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of any other rights hereunder.

         17.      Remedies.

         In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         18.      Acceptance.

         Receipt  of  this  Warrant  by  the  holder  hereof  shall   constitute
acceptance of and agreement to the foregoing terms and conditions.

         19.      No Impairment of Rights.

         The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

         20. Amendment. This Warrant may be amended by written agreement of the Company and holders of 65% of the Warrant Shares, collectively on an as-exercised basis, and such amendment shall be binding on all holders of this Warrant or Warrant Shares.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

IMMUNOMEDICS, INC.

         By:   /s/ David M. Goldenberg
               Name:  David M. Goldenberg
               Title: Chairman and Chief Executive Officer
               Address:

Dated:  as of December 16, 1999

                                    EXHIBIT A
                               NOTICE OF EXERCISE

To:      IMMUNOMEDICS, INC.

1. The undersigned hereby elects to purchase _____ shares of Common Stock of ______________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

------------------------------


------------------------------
               (Name)

------------------------------
               (Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

_________________________ (Signature)
__________________(Date)

4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

------------------------------------------


Date: _________________________
                                                  By:

(Warrantholder) _________________________


Name: (Print) ______________________________

                                                  Its:

--------------------------------------

                                   Schedule 1
                       INVESTMENT REPRESENTATION STATEMENT


Purchaser:  _______________________________
Company:    IMMUNOMEDICS, INC.
Security:   Common Stock
Amount:     _____________________________
Date:       _____________________________

In connection with the purchase of the above-listed securities (the "Registrable Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

(a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Registrable Securities. The Purchaser is purchasing the Registrable Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Registrable Securities Act of 1933, as amended (the "Act").


(b) The Purchaser understands that the Registrable Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Registrable Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Registrable Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Registrable Securities, or for a period of one year or any other fixed period in the future.


(c) The Purchaser further understands that the Registrable Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Registrable Securities will be imprinted with the legend referred to in the Warrant under which the Registrable Securities are being purchased.


(d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Registrable Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(e) The Purchaser further understands that at the time it wishes to sell the Registrable Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Registrable Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.


(f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Purchaser:___________________